UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2021

SailPoint Technologies Holdings, Inc.
(Exact name of registrant as specified in its charter)
---------------------------------------------------------------------------------------
Delaware
001-38297
47-1628077
(State or other jurisdiction
of incorporation)
(Commission File Number)
(IRS Employer
Identification No.)

11120 Four Points Drive, Suite 100,
Austin, Texas
(Address of principal executive office)

78726
(Zip Code)

Registrant’s telephone number, including area code: (512) 346-2000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	SAIL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933
(§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 30, 2021, the Board of Directors (the “Board”) of SailPoint Technologies Holdings, Inc., a Delaware corporation (the “Company”), appointed Cam McMartin as Interim Chief Financial Officer of the Company, effective September 1, 2021.
Mr. McMartin, 64, has served on the Board since January 2020 and previously served as the Company’s Chief Operating Officer from May 2019 until his retirement in December 2019 and as the Company’s Chief Financial Officer from 2011 to May 2019. In July 2021, he joined the board of directors of N-able, Inc. (NYSE: NABL), global provider of cloud-based software solutions for managed service providers. Mr. McMartin formerly served as Managing Director and Chief Financial Officer for CenterPoint Ventures, a $425 million venture capital group. Before CenterPoint Ventures, Mr. McMartin held senior financial management positions with a number of corporations, including Chief Financial Officer at Convex Computer (NYSE: CNX) and Senior VP, Operations at Dazel. Mr. McMartin holds a B.A. in Business Administration from Trinity University and an M.B.A. from the University of Michigan.
In connection with his appointment, Mr. McMartin (i) will receive an annual base salary of $450,000, (ii) will be eligible to receive a bonus of up to 100% of his annual base salary based on achievement of corporate goals as set forth by the Compensation Committee of the Board, (iii) received a restricted stock unit award with a value equal to approximately $1,000,000, which award will vest and be settled in six equal monthly tranches beginning September 28, 2021, and (iv) will be eligible to participate in the Company’s Severance Pay Plan. In addition, Mr. McMartin is eligible to participate in a comprehensive package of additional employee benefits, including but not limited to medical, dental, vision, group life insurance, a 401(k) plan and the Company’s Employee Stock Purchase Plan.
There are no transactions between the Company and Mr. McMartin that would require disclosure under Item 404(a) of Regulation S-K, no arrangements or understandings between Mr. McMartin and any other persons pursuant to which he was selected as an officer of the Company, and no family relationships between Mr. McMartin and any director or executive officer of the Company.
The Company and Mr. McMartin previously entered into the Company’s standard form of indemnification agreement, which requires the Company, among other things, to indemnify Mr. McMartin against liabilities that may arise by reason of his status or service. The indemnification agreement also requires the Company to advance all expenses incurred by Mr. McMartin in investigating or defending any action, suit, or proceeding that may arise by reason of his status or service.
For a full description of the Company’s indemnification agreements, please see the Company’s proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 19, 2021.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAILPOINT TECHNOLOGIES HOLDINGS, INC.

Date: August 31, 2021	By:	/s/ Chris Schmitt
	Name:	Chris Schmitt
	Title:	Executive Vice President and General Counsel